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                                                                  Exhibit 99.2

FOR IMMEDIATE RELEASE                                             PRESS RELEASE

September 22, 1995

Contact:     David V. Radlinski
             Chairman and CEO
             Medstone International, Inc.
             (714) 448-7700 Ext. 235



                       CYTOCARE RENAMES BACK TO MEDSTONE


      ALISO VIEJO, California, September 22, 1995 -- Medstone International, Inc. (NASDAQ:MEDS), formerly known as Cytocare, Inc. (NASDAQ:CYTI), announced that the stockholders have approved and the Board of Directors has amended the Bylaws to change the name of Cytocare, Inc. to Medstone International, Inc. starting on Monday, September 25, 1995. Medstone will trade on NASDAQ using the symbol "MEDS".

      Medstone's business is focused on therapies for urologic disease and serves urologists with renal lithotripsy products and procedures, and devices to treat urologic tumors.





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